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                                                                     EXHIBIT 1.1

                          ALLSTATE LIFE GLOBAL FUNDING

                                 $3,000,000,000

                            MEDIUM-TERM NOTE PROGRAM

                             DISTRIBUTION AGREEMENT


                                                               ___________, 2002

Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
[OTHER AGENTS]


Dear Sirs:

     Allstate Life Global Funding, a Delaware statutory trust (the "TRUST") formed pursuant to a Trust Agreement, dated June 24, 2002 (the "TRUST AGREEMENT"), as amended or modified from time to time, between Wilmington Trust Company, as Delaware trustee (the "DELAWARE TRUSTEE"), and AMACAR Pacific Corp., as trust beneficial owner (the "TRUST BENEFICIAL OWNER"), in connection with the Allstate Life Global Funding Medium-Term Note Program (the "PROGRAM"), individually and through each series of the Trust (the Trust with respect to each series of the Trust, a "SERIES TRUST") formed pursuant to a Series Trust Supplement (each a "SERIES TRUST SUPPLEMENT") between the Delaware Trustee and the Trust Beneficial Owner, confirm its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and each other institution named on SCHEDULE1 hereto (each, an "AGENT") with respect to the issue and sale by the Trust of notes due nine months or more from the date of issuance (the "NOTES"). As of the date hereof, the Trust has authorized the issuance and sale from time to time by the Trust in series of up to U.S. $3,000,000,000 aggregate initial offering price of Notes (or its equivalent as determined in Section 4(p)). The Notes are to be issued pursuant to an Indenture dated [______], as amended or modified from time to time, between Bank One, National Association, as Indenture Trustee (the "INDENTURE TRUSTEE") and the Trust (the "INDENTURE"). The Trust will use the proceeds from the sale of the Notes to purchase one or more funding agreements (each a "FUNDING AGREEMENT") from Allstate Life Insurance Company, an Illinois stock life insurance company (the "Company"). The Notes will be secured by the Funding Agreement(s) which will be assigned by the Trust with respect to each series of Notes to the Indenture Trustee on behalf of the holders of the Notes of each applicable series of Notes pursuant to the Indenture. In connection with the sale of Notes, the Trust will prepare a Pricing Supplement (the "PRICING SUPPLEMENT") including or incorporating by reference a description of the terms of the Notes, the terms of the offering and a description of the Series Trust through which such Notes are being issued.

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     The Agents include those institutions named from time to time in SCHEDULE 1 hereto and any institution appointed as an Agent pursuant to Section 18 below.
If any institution is appointed as an Agent only with respect to a particular series of Notes of the Trust, such institution shall only be an Agent with respect to such series of Notes of the Trust.

     This Agreement specifies the terms and conditions on which Notes may be sold by the Trust (i) to one or more Agents as principal for resale to investors, (ii) directly to investors through the applicable Agent as an agent of the Trust in soliciting offers for the purchase of Notes and (iii) to such other investors in compliance with all applicable securities laws as the Trust may determine from time to time.

     The Company has registered shares of its common stock with the Securities and Exchange Commission (the "COMMISSION") pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 ACT") on Form 10 (as amended, if applicable, the "FORM 10") under the 1934 Act. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-________) and pre-effective amendment[s] no[s]. ___ thereto (as amended, if applicable, the "S-3 REGISTRATION STATEMENT") for the registration of Funding Agreements by the Company under the Securities Act of 1933, as amended (the "1933 ACT"), and the Trust has filed with the Commission a Registration Statement on Form S-1 (No. 333-_______) and pre-effective amendment[s] no[s]. ___ thereto (as amended, if applicable, the "S-1 REGISTRATION STATEMENT") for the registration of Notes by the Trust under the 1933 Act, and the offering thereof in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 ACT REGULATIONS"). The S-1 Registration Statement, S-3 Registration Statement and Form 10 have been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 ACT"), and the Trust has filed such post-effective amendments thereto as may be required prior to the Trust's acceptance of any offer for the purchase of Notes and each such post-effective amendment has been declared effective by the Commission. The Form 10, the S-1 Registration Statement and the S-3 Registration Statement are collectively referred to as the "REGISTERED DOCUMENTS"; and the final prospectus and all applicable amendments or supplements thereto (including the final prospectus supplement and Pricing Supplement relating to the offering of Notes), in the form first furnished to the applicable Agent for use in confirming sales of Notes, are collectively referred to herein as the "PROSPECTUS"; provided, however, that all references to the "S-3 Registration Statement", the "Form 10" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the 1934 Act, prior to any acceptance by the Trust of an offer for the purchase of Notes; provided, further, that if the Company or the Trust file a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "RULE 462(b) REGISTRATION STATEMENT"), then, after such filing, all references to the "S-1 Registration Statement" and the "S-3 Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "PRELIMINARY PROSPECTUS" shall be deemed to refer to any prospectus used before the S-1 Registration Statement and S-3 Registration Statement became effective and any prospectus furnished by the Company or Trust after the S-1 Registration Statement and S-3 Registration Statement became effective and before any acceptance by the Trust of an offer for the purchase of Notes which omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. For purposes of this Agreement, all references to the S-1 Registration Statement, S-3 Registration Statement, Prospectus or preliminary prospectus or to

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any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "disclosed", "contained", "included" or "stated" (or other references of like import) in the Form 10, Prospectus or preliminary prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Form 10, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Form 10, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Form 10, Prospectus or preliminary prospectus, as the case may be.

SECTION 1. APPOINTMENT AS AGENT.

     (a) APPOINTMENT. Subject to the terms and conditions stated herein, the Trust hereby agrees that Notes will be sold to or through the Agents pursuant to the terms of this Agreement. The Trust agrees that it will not appoint any other agents to act on its behalf or to assist it, in the placement of the Notes; provided, however that with respect to transactions in which the sales of Notes will be targeted to institutional purchasers, the Trust may enter into arrangements with other agent(s) not a party to this Agreement provided that such agent(s) enter into an agreement with terms substantially identical to those contained herein. Subject to the terms and conditions of Section 4(l), the Trust agrees that it hereby appoints only Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Retail Agent") to act on the Trust's behalf or to assist the Trust in connection with transactions in which the sale of Notes will be targeted to retail purchasers.

     (b) SALE OF NOTES. The Trust shall not sell or approve the solicitation of offers for the purchase of Notes in excess of the aggregate initial offering price of Notes registered pursuant to the S-1 Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the S-1 Registration Statement.

     (c) PURCHASES AS PRINCIPAL. The Agents shall not have any obligation to purchase Notes from the Trust as principal. However, absent an agreement by and between the Trust and an Agent for such Agent to act as an agent for the Trust, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Trust. Accordingly, the Agents, individually or in a syndicate, may agree from time to time to purchase Notes from the Trust as principal for resale to investors determined by such Agents. Any purchase of Notes from the Trust by an Agent as principal shall be made in accordance with
Section 3(a) hereof.

     (d) SOLICITATIONS AS AGENT. If agreed upon between an Agent and the Trust, then such Agent, acting solely as an agent for the Trust and not as principal, will solicit offers for the purchase of Notes. Such Agent will communicate to the Trust, orally, each offer for the purchase of Notes solicited by it on an agency basis other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Notes, in whole or in part, and any such rejection shall not be deemed a

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breach of its agreement contained herein. The Trust may accept or reject any offer for the purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Trust in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by it on an agency basis and accepted by the Trust. Such Agent shall not have any liability to the Trust in the event that any such purchase is not consummated for any reason. If the Trust shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by an Agent on an agency basis and accepted by the Trust, then (i) the Trust shall hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Trust and (ii) the Trust shall be responsible to pay to such Agent any commission to which such Agent would otherwise be entitled absent such default.

     (e) RELIANCE. The Trust and Agents agree that any Notes purchased from the Trust by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as an agent of the Trust shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Trust contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2. REPRESENTATIONS AND WARRANTIES.

     (a) The Trust represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Trust of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to such Agent as principal is referred to herein as a "SETTLEMENT DATE"), and as of any time that the Registered Documents or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a "REPRESENTATION DATE"), as follows:

          (i) DUE FORMATION AND GOOD STANDING OF THE TRUST. The Trust is a statutory trust, duly formed under Delaware law pursuant to the Trust Agreement and the filing of a certificate of trust with the Delaware Secretary of State, which is validly existing and in good standing as a statutory trust under the laws of the State of Delaware. Each Series Trust which has been formed has been, and each Series Trust which will be formed will be, created as an additional and separate series of beneficial interest in the Trust pursuant to Sections 3804 and 3806(b)(2) (or any successor statutes) of the Delaware Statutory Trust Act.

          (ii) REGISTRATION STATEMENT AND PROSPECTUS; FILING STATUS. The Trust meets the requirements for use of Form S-1 under the 1933 Act; the S-1 Registration Statement (or any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the S-1 Registration Statement (or any Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Trust, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; the Indenture has been duly qualified under the 1939 Act; at the respective times that the S-1 Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendment thereto became effective and at each Representation Date, the S-1 Registration Statement

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     (including any Rule 462(b) Registration Statement) complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 ACT REGULATIONS") and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 ACT REGULATIONS") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each preliminary prospectus and Prospectus filed as part of the S-1 Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations; each preliminary prospectus and the Prospectus delivered to an Agent for use in connection with the offering of Notes are identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and at the date hereof, at the date of the Prospectus and each amendment or supplement thereto and at each Representation Date, neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to (i) statements in or omissions from the S-1 Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Trust in writing by the applicable Agents concerning such Agents expressly for use in the S-1 Registration Statement or the Prospectus or (ii) the parts of the S-1 Registration Statement which constitute the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the 1939 Act.

          (iii) INCORPORATED DOCUMENTS; 1934 ACT FILINGS. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and, when read together with the other information in the Prospectus, at the date hereof, at the date of the Prospectus and at each Representation Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any reports, filings or other documents, exhibits or schedules filed by the Trust pursuant to the 1934 Act comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

          (iv) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and any supporting schedules thereto included in the Form 10, the Registration Statement and the Prospectus are independent public accountants to the extent required by the 1933 Act and the 1933 Act Regulations.

          (v) TRUST FINANCIAL STATEMENTS. The consolidated financial statements of the Trust, if any, included in any report or filing under the 1934 Act, together with the related schedules and notes present fairly the consolidated financial position of the Trust at the

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     dates indicated to the extent required under the 1934 Act; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved; the supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein; the selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein.

          (vi) NO MATERIAL CHANGES. Since the respective dates as of which information is given in the S-1 Registration Statement and the Prospectus, except as otherwise stated therein, (1) there has been no event or occurrence that would result in a material adverse effect on the condition (financial or otherwise) of the Trust or on the power or ability of the Trust to perform its obligations under this Agreement, the Indenture, the Trust Agreement, any Series Trust Supplement, any Funding Agreement, the Amended and Restated Administrative Services Agreement (the "ADMINISTRATION AGREEMENT"), dated -, 2002, as amended or modified from time to time, between the Delaware Trustee, on behalf of the Trust, and AMACAR Pacific Corp., as administrator (the "ADMINISTRATOR"), or the Notes or to consummate the transactions to be performed by it as contemplated in the Prospectus (a "TRUST MATERIAL ADVERSE EFFECT") and (2) there have been no transactions entered into by the Trust, other than those in the ordinary course of business, which are material with respect to the Trust.

          (vii) AUTHORIZATION OF THIS AGREEMENT, EACH FUNDING AGREEMENT, THE TRUST AGREEMENT, EACH SERIES TRUST SUPPLEMENT, THE INDENTURE, ADMINISTRATION AGREEMENT AND NOTES. This Agreement, each relevant Funding Agreement, the Indenture, the Trust Agreement, each Series Trust Supplement and the Administration Agreement have been duly authorized, executed and delivered by the Trust and this Agreement, each relevant Funding Agreement, the Trust Agreement, each Series Trust Supplement, the Administration Agreement and the Indenture will each be a valid and legally binding agreement of the Trust enforceable against the Trust in accordance with its terms, as applicable, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Notes issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes have been duly authorized by the Trust for offer, sale, issuance and delivery pursuant to this Agreement and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); the Notes will be substantially in a form previously certified to the Agents and contemplated by the

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     Indenture; and each holder of Notes will be entitled to the benefits set forth in the Indenture.

          (viii) ABSENCE OF DEFAULTS AND CONFLICTS. The Trust is not in violation of its certificate of trust or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan or credit agreement, note, lease or other agreement or instrument to which the Trust is a party or by which it may be bound or to which any of the property or assets of the Trust is subject (the "TRUST AGREEMENTS AND INSTRUMENTS"), except for such violations or defaults that would not result in a Trust Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Notes, the Trust Agreement, each Series Trust Supplement, each Funding Agreement, the Administration Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Trust in connection with the transactions contemplated by the Prospectus, the consummation of the transactions contemplated in the Prospectus (including the issuance and sale of the Notes and the use of proceeds therefrom as described in the Prospectus) (collectively, the "PROGRAM DOCUMENTS") and the compliance by the Trust with its obligations hereunder and under the Program Documents, have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or the passage of time or both, conflict with or constitute a breach of, or default or event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of any Series Trust or the Trust pursuant to, any Trust Agreements and Instruments, nor will such action result in any violation of the Trust's certificate of trust, the Trust Agreement or any Series Trust Supplement which may reasonably be expected to result in a Trust Material Adverse Effect and the Trust is not in default in the performance or observance of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any of its assets, properties or operations, except for such defaults which would not reasonably be expected to result in a Trust Material Adverse Effect.

          (ix) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Trust threatened, against or affecting the Trust which is required to be disclosed in the S-1 Registration Statement and the Prospectus (other than as stated therein), or which may reasonably be expected to result in a Trust Material Adverse Effect, or which may reasonably be expected to materially and adversely affect the assets, properties or operations thereof, the performance by the Trust of its obligations under this Agreement and the other Program Documents or the consummation of the transactions contemplated in the Prospectus; and the aggregate of all pending legal or governmental proceedings to which the Trust is a party or of which any of its assets, properties or operations is the subject which are not described in the S-1 Registration Statement and the Prospectus, including ordinary routine litigation incidental

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     to the business, may not reasonably be expected to result in a Trust
     Material Adverse Effect.

          (x) POSSESSION OF LICENSES AND PERMITS. The Trust possesses such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; the Trust is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Trust Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Trust Material Adverse Effect; and the Trust has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Trust Material Adverse Effect.

          (xi) NO FILINGS, REGULATORY APPROVALS ETC. Other than the filing of the applicable financing statements, if any, no filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Trust of the Program Documents or for the performance by the Trust of the transactions contemplated in the Program Documents, except such as have been previously made, obtained or rendered, as applicable.

          (xii) INVESTMENT COMPANY ACT. The Trust is not, and upon the sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 ACT").

          (xiii) RATINGS. The Program under which the Notes are issued, as well as the Notes, are rated [____] by Moody's Investors Service, Inc. and [_____] by Standard & Poor's Ratings Services, a division of the McEvan-Hill Companies (Moody's Investors Service, Inc. and Standard & Poor's Ratings Services are referred to herein as the "RATINGS AGENCIES"), or such other rating as to which the Company or the Trust shall have most recently notified the Agents pursuant to Section 4 hereof.

          (xiv) NOTES LISTED ON ANY STOCK EXCHANGE. If specified in a Pricing Supplement, the Notes described in such Pricing Supplement shall be listed on the securities exchange designated in the Pricing Supplement.

     (b) ADDITIONAL CERTIFICATIONS. Any certificate signed by any officer of the Trust and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Trust to such Agent(s) as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

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SECTION 3. PURCHASES AS PRINCIPAL; SOLICITATIONS AS AGENT; OTHER SALES.

     (a) PURCHASES AS PRINCIPAL. Notes purchased from the Trust by the Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent(s), on one hand, and the Trust, on the other hand, (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in EXHIBIT A hereto and shall be agreed upon orally, with written confirmation prepared by such Agent(s) and mailed to the Trust). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Trust herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable agreement of one or more Agents to purchase Notes from the Trust as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in SCHEDULE 2 hereto. The Agents may engage the services of any broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received by them in connection with such purchases to any broker or dealer.

     If the Trust, on one hand, and two or more Agents, on the other hand, enter into an agreement pursuant to which such Agents agree to purchase Notes from the Trust as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Notes which it or they are obligated to purchase (the "DEFAULTED NOTES"), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

          (i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents; or

          (ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.

     No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents, on one hand, or the Trust, on the other hand, shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the S-1 Registration Statement or the Prospectus or in any other documents or arrangements.

     (b) SOLICITATIONS AS AGENT. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Trust, on

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one hand, and an Agent, on the other hand, such Agent, as an agent of the Trust, will use its reasonable efforts to solicit offers for the purchase of Notes upon the terms set forth in the Prospectus. Such Agent is authorized to appoint any sub-agent with respect to solicitations of offers to purchase Notes; provided, however, that any such appointment of a sub-agent shall be subject to the prior consent of the Trust and the Company. All Notes sold through such Agent as agent will be sold at one hundred percent (100%) of their principal amount unless otherwise agreed upon between the Trust, on one hand, and such Agent, on the other hand.

     The Trust reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Notes through an Agent, as an agent of the Trust, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Trust, such Agent will suspend solicitation of offers for the purchase of Notes from the Trust until such time as the Trust has advised such Agent that such solicitation may be resumed.

     The Trust agrees to pay the Agent, as consideration for soliciting offers to purchase Notes as an agent of the Trust, a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Trust as a result of any such solicitation made by such Agent, as set forth in SCHEDULE 2 hereto.

     (c) ADMINISTRATIVE PROCEDURES. The purchase price, interest rate or formula, maturity date and other terms of the Notes, specified in EXHIBIT A hereto (as applicable) shall be agreed upon between the Trust, on one hand, and the applicable Agent(s), on the other hand, and specified in a Pricing Supplement prepared in connection with each sale of Notes. Except as otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the issuance and sale of the Notes (the "ADMINISTRATIVE PROCEDURES") shall be agreed upon from time to time among the Trust, the Agent(s), the Administrator and the Indenture Trustee. The Agents and Trust agree to perform and the Trust agrees to cause the Company, the Administrator and the Indenture Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Administrative Procedures.

     (d) OBLIGATIONS SEVERAL. The Trust acknowledges that the obligations of the Agents under this Agreement are several and not joint.

     (e) OTHER SALES. Subject to the terms and conditions of Sections 1(a), 4(k) and 4(l), the Trust reserves the right, to be exercised in its sole discretion, to sell Notes, in compliance with all applicable securities laws, to other investors without the assistance of any Agent.

SECTION 4. COVENANTS OF THE TRUST.

     The Trust covenants and agrees with each Agent as follows:

     (a) NOTICE OF CERTAIN EVENTS. The Trust with respect to the S-1 Registration Statement and Prospectus will notify the Agents immediately, and confirm such notice in writing of (i) the effectiveness of any post-effective amendment to the S-1 Registration Statement or the filing of any amendment or supplement to the Prospectus (other than any amendment or supplement thereto providing solely for the determination of the variable terms of the Notes), (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the S-1 Registration Statement or any amendment or supplement to the Prospectus or for additional information, or
(iv) the issuance by the Commission of any stop order suspending the effectiveness of the S-1 Registration Statement, or of any order preventing or suspending the use of any preliminary prospectus or Prospectus, or of the initiation of any proceedings for that purpose. With respect to the S-1 Registration Statement, the Trust will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) FILING OR USE OF AMENDMENTS. The Trust will give each Agent advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the S-1 Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment or supplement to the prospectus included in the S-1 Registration Statement at the time it became effective or to the Prospectus (other than an amendment or supplement thereto providing solely for the determination of the variable terms of the Notes), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish to such Agents copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such document to which an Agent or counsel for the Agents shall object.

     (c) DELIVERY OF THE S-1 REGISTRATION STATEMENT. The Trust has furnished to the Agents and to counsel for the Agents, without charge, signed and conformed copies of the S-1 Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed and conformed copies of all consents and certificates of experts. The S-1 Registration Statement and each amendment thereto furnished to an Agent will be identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) DELIVERY OF THE PROSPECTUS. The Trust will deliver to each Agent, without charge, as many copies of each preliminary prospectus as such Agent may reasonably request, and the Trust hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Trust will furnish to each Agent, without charge, such number of copies of the Prospectus (as amended or supplemented) as such Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to such Agent will be identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) DELIVERY OF THE FORM 10. The Trust has caused the Company to furnish to the Agents and to counsel for the Agents, without charge, signed and conformed copies of the Form 10 as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed and conformed copies of all consents and certificates of experts. The Form 10 and each amendment thereto furnished to the Agents will be identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (f) PREPARATION OF PRICING SUPPLEMENTS. The Trust will prepare, with respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents. The Trust will deliver such Pricing Supplement no later than 11:00 a.m., New York City time, on the business day following the date of the Trust's acceptance of the offer for the purchase of such Notes and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act.

     (g) REVISIONS OF PROSPECTUS -- MATERIAL CHANGES. Except as otherwise provided in Section 4(n), if at any time during the term of this Agreement any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel for the Trust, to amend the S-1 Registration Statement in order that the S-1 Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, to amend the S-1 Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, as applicable, the Trust shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers for the purchase of Notes in their capacity as agent and to cease sales of any Notes they may then own as principal, and the Trust will promptly prepare and file with the Commission, subject to Section 4(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the S-1 Registration Statement and Prospectus comply with such requirements, and the Trust will furnish to the Agents, without charge, such number of copies of such amendment or supplement as the Agents may reasonably request. In addition, the Trust will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of each offering of Notes.

     (h)  PERIODIC FINANCIAL INFORMATION. Except as otherwise provided in
Section 4(n), on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company or the Trust with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Trust shall, and the Trust agrees to cause the Company to, furnish such information to the Agents, confirmed in writing, and thereafter promptly shall cause the Prospectus to be amended or supplemented to include financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations, to the extent required by the 1933 Act or the 1933 Act Regulations.

     (i) AUDITED FINANCIAL INFORMATION. Except as otherwise provided in Section 4(n), on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited consolidated financial statements of the Company or

Trust for the preceding fiscal year, the Trust shall, and the Trust agrees to cause the Company to, as applicable, furnish such information to the Agent, confirmed in writing, and thereafter promptly shall cause the Prospectus to be amended or supplemented to include such audited consolidated financial statements and the report or reports, and consent or consents to such inclusion, of the independent accountants with respect thereto, as well as such other information and explanations, to the extent required by the 1933 Act or the 1933 Act Regulations.

     (j) REPORTING REQUIREMENTS. The Trust, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

     (k) RESTRICTIONS ON THE OFFER AND SALE OF SECURITIES TO INSTITUTIONAL PURCHASERS. Unless otherwise agreed upon between one or more Agents, on one hand, and the Company and Trust, on the other hand, from the date of the agreement by such Agent(s) to purchase the related Notes from the Trust to and including the Settlement Date with respect thereto, the Trust will not, without the prior written consent of such Agent(s), issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any substantially similar debt securities of the Trust to the same potential institutional investors (other than Notes to be offered and/or sold to or through such Agent(s)).

     (l) RESTRICTIONS ON THE OFFER AND SALE OF SECURITIES TO RETAIL PURCHASERS. Unless otherwise agreed upon between the Retail Agent, on the one hand, and the Company and Trust, on the other hand, from the date the retail pricing levels are posted out to the selling group members through and including the applicable Settlement Date with respect thereto, the Trust will not, without the prior written consent of the Retail Agent, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any substantially similar debt securities of the Trust to the same potential retail investors (other than Notes to be offered and/or sold to or through the Retail Agent).

     (m) USE OF PROCEEDS. The Trust will use the net proceeds received by it from the issuance and sale of the Notes in the manner specified in the Prospectus.

     (n) SUSPENSION OF CERTAIN OBLIGATIONS. The Trust shall not be required to comply with the provisions of Sections 4(g), (h) or (i) during any period from the time (i) the Agents shall have suspended solicitation of offers for the purchase of Notes in their capacity as agents pursuant to a request from the Trust and (ii) no Agent shall then hold any Notes purchased from the Trust as principal until the time the Trust shall determine that solicitation of offers for the purchase of Notes should be resumed or an Agent shall subsequently purchase Notes from the Trust as principal.

     (o) LISTING. The Trust shall use reasonable efforts to obtain and maintain approval for the listing of at least one series of the Notes on a national securities exchange as defined in Section 18(a)(3)(B) of the 1933 Act until such time as the Notes of any series are outstanding.

     (p) OUTSTANDING AGGREGATE PRINCIPAL AMOUNT OF NOTES. The Trust will promptly, upon request by an Agent notify such Agent of the aggregate principal amount of Notes from time to time outstanding under the Program in their currency of denomination and (if so requested) expressed in United States dollars. For the purpose of determining the aggregate principal amount of Notes outstanding (i) the principal amount of Notes, denominated in a currency other than United States dollars shall be converted into United States dollars using the spot rate of exchange for the purchase of the relevant currency against payment of United States dollars being quoted by the Paying Agent or Calculation Agent, as applicable, each as defined in the Indenture on the date on which the relevant Notes were initially offered, (ii) any Notes which provide for an amount less than the principal amount thereof to be due and payable upon redemption following an Event of Default as defined in the Indenture in respect of such Notes, shall have a principal amount equal to their redemption amount, (iii) any zero coupon (and any other Notes issued at a discount or premium) shall have a principal amount equal to their issue amount and (iv) the currency in which any Notes are payable, if different from the currency of their denomination, shall be disregarded.

     (q) BLUE SKY QUALIFICATIONS. The Company and the Trust shall endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for as long as such Agents shall reasonably request.

     (r) DEPOSITORY TRUST COMPANY. The Trust shall endeavor to assist the Agents in arranging to cause the Notes to be eligible for settlement through the facilities of the Depository Trust Company ("DTC").

     (s) NOTICE OF AMENDMENT TO INDENTURE, TRUST AGREEMENT OR ANY SERIES TRUST SUPPLEMENT. The Trust will give the Agents at least three (3) business days' prior notice in writing of any proposed amendment to the Indenture, Trust Agreement or any Series Trust Supplement and, except in accordance with the applicable provisions of the Indenture, Trust Agreement or applicable Series Trust Supplement, not make or permit to become effective any amendment to the Indenture, Trust Agreement or such Series Trust Supplement which may adversely affect the interests of the Agents or any holder of any outstanding Notes without the consent of the affected party.

     (t) AUTHORIZATION TO ACT ON BEHALF OF THE TRUST. The Trust will, from time to time, without request, deliver to the Agents a certificate as to the names and signatures of those persons authorized to act on behalf of the Trust in relation to the Program if such information has changed.

     (u) NOTICE OF MEETING. The Trust will furnish to the Agents, at the same time as it is dispatched, a copy of notice of any meeting of the holders of Notes which is called to consider any matter which is material in the context of the Trust.

SECTION 5. CONDITIONS OF AGENT'S OBLIGATIONS.

     The obligations of one or more Agents to purchase Notes from the Trust as principal, the obligations of an Agent to solicit offers for the purchase of Notes as an agent of the Trust and the obligations of any purchasers of Notes sold through an Agent as an agent of the Trust, will be subject to the accuracy of the representations and warranties on the part of the Trust herein contained, and the accuracy of the representations and warranties on the part of the Company contained in the Representations and Indemnity Agreement entered into, as of even date herewith, by and among the Company and the Agents to this Agreement (the "REPRESENTATIONS AND INDEMNITY AGREEMENT") or contained in any certificate of an officer or trustee of the Trust or the Company delivered pursuant to the provisions hereof and thereof, as applicable, to the performance and observance by the Trust of its covenants and other obligations hereunder or the performance and observance by the Company of its covenants and other obligations under the Representations and Indemnity Agreement, and to the following additional conditions precedent:

     (a) EFFECTIVENESS OF THE S-1 REGISTRATION STATEMENT, S-3 REGISTRATION STATEMENT AND FORM 10. The S-1 Registration Statement (including any Rule 462(b) Registration Statement), the S-3 Registration Statement (including any Rule 462(b) Registration Statement) and the Form 10 have become effective under the 1933 Act and the 1934 Act, as applicable, and no stop order suspending the effectiveness of the S-1 Registration Statement or S-3 Registration Statement shall have been issued under the 1933 Act or the 1934 Act, as applicable, and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents.

     (b) LEGAL OPINIONS. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agent:

          (i) OPINION OF THE GENERAL COUNSEL FOR THE COMPANY. The opinion of Michael J. Velotta, General Counsel for the Company, to the effect set forth in EXHIBIT B hereto and to such further effect as the Agents may reasonably request.

          (ii) OPINION OF COUNSEL FOR THE AGENTS. The opinion of Sidley Austin Brown & Wood LLP, counsel for the Agents, with respect to the matters set forth in EXHIBIT C hereto.

          (iii) OPINION OF COUNSEL FOR THE TRUST. The opinion of Richards, Layton & Finger, counsel for the Trust, to the effect set forth in EXHIBIT D hereto and to such further effect as the Agents may reasonably request.

          (iv) OPINION OF COUNSEL FOR THE COMPANY. The opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Company, to the effect set forth in EXHIBIT E hereto and to such further effect as the Agents may reasonably request.

          (v) OPINION OF COUNSEL FOR THE COMPANY CONCERNING CERTAIN TAX MATTERS. The opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Company, to the effect set forth in EXHIBIT F hereto and to such further effect as the Agents may reasonably request.

          (vi) OPINION OF COUNSEL FOR THE COMPANY CONCERNING CERTAIN INSURANCE MATTERS. The opinion of Lord, Bissell & Brook, counsel for the Company, to the effect set forth in EXHIBIT G hereto and to such further effect as the Agents may reasonably request.

          (vii) OPINION OF COUNSEL FOR THE COMPANY CONCERNING CERTAIN INSURANCE MATTERS. The opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Company, to the effect set forth in EXHIBIT H hereto and to such further effect as the Agents may reasonably request.

     (c) TRUST OFFICER'S CERTIFICATE. The Trust shall have furnished to the Agents a certificate of the Trust, signed by the Administrator of the Trust, dated the date of such certificate, to the effect that the signatory of such certificate has carefully examined the S-1 Registration Statement, the Prospectus and amendments and supplements thereto and this Agreement and that:

          (i) the representations and warranties of the Trust in this Agreement are true and correct on and as of the date of such certificate with the same effect as if made on the date hereof and the Trust has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

          (ii) no stop order suspending the effectiveness of the S-1 Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Trust's knowledge, threatened; and

          (iii) since the date of the Prospectus there has occurred no event required to be set forth in an amendment or supplement to the S-1 Registration Statement or Prospectus, and there has been no document required to be filed under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations which, upon filing, would be deemed to be incorporated by reference in the Prospectus which has not been so filed.

     (d) COMPANY OFFICER'S CERTIFICATE. The Company shall have furnished to the Agents a certificate of the Company, signed by either the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Secretary, General Counsel or Treasurer of the Company, dated the date of such certificate, to the effect that the signatory of such certificate has carefully examined the S-3 Registration Statement, the Prospectus and amendments and supplements thereto and this Agreement and that:

          (i) no stop order suspending the effectiveness of the S-3 Registration Statement or Form 10 has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

          (ii) since the date of the Prospectus there has occurred no event required to be set forth in an amendment or supplement to the S-3 Registration Statement, Prospectus or Form 10, and there has been no document required to be filed under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations which, upon filing, would be deemed to be incorporated by reference in the Prospectus which has not been so filed.

     (e) COMFORT LETTER OF ACCOUNTANTS TO THE COMPANY. On the date hereof, the Agents shall have received a letter from Deloitte & Touche LLP or its successor, as accountants to the

Company (the "ACCOUNTANTS"), dated as of the date hereof, and in form and substance satisfactory to the Agent, to the effect set forth in EXHIBIT I hereto.

     (f) ADDITIONAL DOCUMENTS. On the date hereof, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and Trust in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent(s) by notice to the Trust at any time and any such termination shall be without liability of any party to any other party except as provided in
Section 10 hereof and except that Sections 8, 9, 11, 14 and 15 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. DELIVERY OF AND PAYMENT FOR NOTES SOLD THROUGH AN AGENT AS AGENT.

     Delivery of Notes sold through an Agent as an agent of the Trust shall be made by the Trust to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Trust and deliver such Note to the Trust and, if such Agent has theretofore paid the Trust for such Note, the Trust will promptly return such funds to such Agent. If such failure has occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Trust will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Trust's account.

SECTION 7. ADDITIONAL COVENANTS OF THE TRUST.

     The Trust further covenants and agrees with each Agent as follows:

     (a) REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each acceptance by the Trust of an offer for the purchase of Notes (whether to one or more Agents as principal or through one or more Agents as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent) shall be deemed to be an affirmation that the representations and warranties of the Trust contained in any certificate theretofore delivered to such Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent(s) or to the purchaser or its agent, as the case may be, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

     (b) SUBSEQUENT DELIVERY OF CERTIFICATES. Each time that (i) the S-1 Registration Statement, S-3 Registration Statement or Prospectus shall be amended or supplemented (other than by (A) an amendment or supplement providing solely for the determination of the variable terms of the Notes and (B) an amendment deemed to have occurred as a result of a periodic filing by the Company or the Trust under the 1934 Act or the 1934 Act Regulations, except any quarterly report of the Company or Trust on Form 10-Q or any annual report of the Company or the Trust on Form 10-K (any such report, an "SEC Periodic Report")), (ii) (if required in connection with the purchase of Notes from the Trust by one or more Agents as principal) the Trust sells Notes to one or more Agents as principal or (iii) the Trust sells Notes in a form not previously certified to the Agents by the Trust, the Trust shall, and the Trust agrees to cause the Company to, furnish or cause to be furnished to the Agents, forthwith a certificate dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Sections 5(c) and 5(d) hereof which were last furnished to the Agents are true and correct at the time of the filing or effectiveness of such amendment or supplement, as applicable, or the time of such sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the S-1 Registration Statement, the S-3 Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Sections 5(c) and 5(d) hereof, modified as necessary to relate to the S-1 Registration Statement, the S-3 Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate (it being understood that, in the case of clause (ii) above, any such certificate shall also include a certification that there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or of the Trust since the date of the agreement by such Agent to purchase Notes from the Trust as principal); PROVIDED, HOWEVER, that any delivery of certificates as required by this Section 7(b) due to the filing of an SEC Periodic Report shall only be required to be delivered prior to the pricing date for the series of Notes issued immediately after such SEC Periodic Report.

     (c) SUBSEQUENT DELIVERY OF LEGAL OPINIONS. Each time that (i) the S-1 Registration Statement, S-3 Registration Statement or Prospectus shall be amended or supplemented (other than by (A) an amendment or supplement providing solely for the determination of the variable terms of the Notes and (B) an amendment deemed to have occurred as a result of a periodic filing by the Company or the Trust under the 1934 Act or the 1934 Act Regulations, except any SEC Periodic Report), (ii) (if required in connection with the purchase of Notes from the Trust by one or more Agents as principal) the Trust sells Notes to one or more Agents as principal or (iii) the Trust sells Notes in a form not previously certified to the Agents by the Trust, the Trust agrees to cause the Company to furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents the written opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Company, or other counsel satisfactory to the Agent, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the opinion referred to in Section 5(b)(iv) hereof, but modified, as necessary, to relate to the S-1 Registration Statement, S-3 Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish such Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the S-1 Registration Statement, S-3 Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); PROVIDED, HOWEVER, that any delivery of opinions as required by this Section 7(c) due to the filing of an SEC Periodic Report shall only be required to be delivered prior to the pricing date for the series of Notes issued immediately after such SEC Periodic Report. As of each -, the Trust agrees to furnish or cause to be furnished forthwith to the Agents the written opinion of Sidley Austin Brown & Wood LLP, counsel to the Agents, or such other counsel reasonably satisfactory to the Agents, dated as of the date of the filing of such Form 10-K with the Commission, of the same tenor as the opinion referred to in Section 5(b)(ii) hereof, but modified, as necessary, to relate to the S-1 Registration Statement, S-3 Registration Statement and Prospectus as amended and supplemented to the time of delivery of such opinion.

     (d) SUBSEQUENT DELIVERY OF COMFORT LETTERS. Each time that (i) the S-1 Registration Statement, S-3 Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by (A) an amendment or supplement providing solely for the determination of the variable terms of the Notes and (B) an amendment deemed to have occurred as a result of a periodic filing by the Company or the Trust under the 1934 Act or the 1934 Act Regulations, except any SEC Periodic Report) or (ii) (if required in connection with the purchase of Notes from the Trust by one or more Agents as principal) the Trust sells Notes to one or more Agents as principal, the Trust agrees to cause the Company to cause the Accountants forthwith to furnish to the Agents a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 5(e) hereof but modified to relate to the S-1 Registration Statement, S-3 Registration Statement and Prospectus as amended and supplemented to the date of such letter; PROVIDED, HOWEVER, that any delivery of any letter as required by this Section 7(d) due to the filing of an SEC Periodic Report shall only be required to be delivered prior to the pricing date for the series of Notes issued immediately after such SEC Periodic Report.

SECTION 8. INDEMNIFICATION.

     (a) INDEMNIFICATION OF THE AGENT. The Trust agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the S-1 Registration Statement (or any amendment thereto) or S-3 Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 8(d) hereof) any such settlement is effected with the written consent of the Trust; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of (i) an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Trust by the Agents concerning the Agents expressly for use in the S-1 Registration Statement (or any amendment thereto) or S-3 Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), (ii) any use of the Prospectus by the Agents to sell Notes or solicit offers for the purchase of Notes (x) after such time as the Trust shall have provided written notice pursuant to Section 4(g) hereunder or the Company shall have provided written notice pursuant to Section 2(f) of the Representations and Indemnity Agreement, to the Agents to cease the sale of Notes and solicitation of offers for the purchase of Notes and (y) before such time as the Trust and the Company shall have furnished the Agents with copies of such amendment or supplement to the Prospectus pursuant to Section 4(g) hereunder or Section 2(f) of the Representations and Indemnity Agreement or (iii) a claim for indemnity made under the Representations and Indemnity Agreement, only to the extent such claim has previously been satisfied by the Company pursuant to the terms of the Representations and Indemnity Agreement.

     (b) INDEMNIFICATION OF THE TRUST. Each Agent agrees, severally but not jointly, to indemnify and hold harmless the Trust, its administrator, directors, officers and trustees (if applicable) who signed the S-1 Registration Statement and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in
Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the S-1 Registration Statement (or any amendment thereto) or S-3 Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Trust by such Agent concerning such Agent expressly for use in the S-1 Registration Statement (or any amendment thereto) or S-3 Registration Statement Amendment (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) hereof or
Section 5(a) of the Representations and Indemnity Agreement, counsel to the indemnified parties shall be selected by the applicable Agent(s) and, in the case of parties indemnified pursuant to Section 8(b) hereof or Section 5(b) of the Representations and Indemnity Agreement, counsel to the indemnified shall be selected by the Trust and the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties (collectively with any other indemnifying parties in connection with the Representations and Indemnity Agreement), whether such indemnity is claimed hereunder or under the Representations and Indemnity Agreement, be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     No indemnifying party under this Agreement or the Representations and Indemnity Agreement shall, without the prior written consent of the indemnified parties under this Agreement and the Representations and Indemnity Agreement, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 9. CONTRIBUTION.

     If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust, on one hand, and the applicable Agent(s), on the other hand, from the offering of the Notes that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust, on one hand, and the applicable Agent(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Trust, on the one hand, and the applicable Agent(s), on the other hand, in connection with the offering of the Notes that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Trust and the total discount or commission received by the applicable Agent(s), as the case may be, bears to the aggregate initial offering price of such Notes.

     The relative fault of the Trust, on one hand, and the applicable Agent(s), on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Trust, on one hand, or by the applicable Agent(s), on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 9, (i) no Agent shall be required to contribute any amount in excess of the amount by which the total discount or commission received by such Agent in connection with the offering of the Notes that were the subject of the claim for indemnification exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, in connection with an offering of Notes purchased from the Trust by two or more Agents as principal, the respective obligations of such

Agents to contribute pursuant to this Section 9 are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Agent has agreed to purchase from the Trust.

     For purposes of this Section 9, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each director, officer and trustee (if applicable) of the Trust, and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Trust.

SECTION 10. PAYMENT OF EXPENSES.

     The Trust will pay all expenses incident to the performance of the obligations of the Company and Trust under this Agreement, including:

     (a) The preparation, filing, printing and delivery of the S-1 Registration Statement and S-3 Registration Statement as originally filed and all amendments thereto and any preliminary prospectus, the Prospectus and any amendments or supplements thereto;

     (b)  The preparation, printing and delivery of the Program Documents;

     (c) The preparation, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes;

     (d) The fees and disbursements of the Company's and Trust's accountants, counsel and other advisors or agents (including any calculation agent or exchange rate agent) and of the Delaware Trustee, Administrator and Indenture Trustee and their counsel;

     (e) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the maintenance of the Program and, unless otherwise agreed, incurred from time to time in connection with the transactions contemplated hereby;

     (f) The fees charged by the nationally recognized statistical rating organizations for the rating of the Program and the Notes;

     (g) The fees and expenses incurred in connection with any listing of Notes on a securities exchange;

     (h) The filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD"); and

     (i) Any reasonable advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company and Trust.

SECTION 11. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

     All representations, warranties and agreements contained in this Agreement, in certificates of the officers of the Administrator or Delaware Trustee of the Trust submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of the Agents, or by or on behalf of the Company or the Trust, and shall survive each delivery of and payment for the Notes.

SECTION 12. TERMINATION.

     (a) TERMINATION OF THIS AGREEMENT. This Agreement (excluding any agreement by one or more Agents to purchase Notes from the Trust as principal) may be terminated for any reason, at any time by (i) the Trust as to all the Agents or one or more but less than all the Agents, or (ii) an Agent as to itself, upon the giving of thirty (30) days' prior written notice of such termination to the other parties hereto.

     (b) TERMINATION OF AGREEMENT TO PURCHASE NOTES AS PRINCIPAL. The applicable Agent(s) may terminate any agreement by such Agent(s) to purchase Notes from the Trust as principal, immediately upon notice to the Trust, at any time on or prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or of the Trust, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development or event involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable or inadvisable to market such Notes or enforce contracts for the sale of such Notes, (iii) trading in any securities of the The Allstate Corporation, a publicly owned holding company incorporated under the laws of the State of Delaware (the "CORPORATION"), Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois ("AIC"), the Company, or Trust has been suspended or materially limited by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iv) a banking moratorium has been declared by either Federal or New York authorities or by the relevant authorities in the country or countries of origin of any foreign or composite currency in which such Notes are denominated or payable, (v) the rating assigned by any nationally recognized statistical rating organization to the Program or any other debt securities (including the Notes) of the Trust or the financial strength of the Company as of the date of such agreement shall have been lowered or withdrawn since that date or if any such rating organization shall have publicly announced that it has under surveillance or review its rating, with possible negative implications, of the Program or any such debt securities (including the Notes) of the Trust or the financial strength of the Company or (vi) there shall have come to the attention of such Agent(s) any facts that would cause such Agent(s) to believe that the Prospectus, at the time it was required to be delivered to a purchaser of such Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

     (c) GENERAL. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agent(s) shall be entitled to any commissions earned in accordance with the third paragraph of
Section 3(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it from the Trust as principal or (b) an offer to purchase any of the Notes has been accepted by the Trust but the time of delivery to the purchaser or his agent of such Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and
(iii) the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

SECTION 13. NOTICES.

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

            If to the Trust:

            Allstate Life Global Funding
            c/o AMACAR Pacific Corp.
            6525 Morrison Boulevard
            Suite 318
            Charlotte, NC 28211
            Attention:  President
            Telecopy No.:  (704) 365-1632

            With a copy to the Company at the address set forth below.

            If to the Agents:

            To each Agent at the address specified in SCHEDULE 1.

            With a copy to the Company at the address set forth below.

            Address of the Company:

            Allstate Life Insurance Company
            3100 Sanders Road
            Northbrook, IL 60062
            Attention: Assistant Vice President, Institutional Markets
            Telecopy No.: ______________
or at such other address as such party or the Company may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14. PARTIES.

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Sections 8 and 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. GOVERNING LAW; FORUM.

     THIS AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE TRUST AGAINST ANY AGENT IN CONNECTION WITH OR ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK.

SECTION 16. EFFECT OF HEADINGS.

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17. COUNTERPARTS.

     This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

SECTION 18. AMENDMENTS.

     This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Trust, and the Agents. The Trust may from time to time nominate any institution as a new Agent hereunder either in respect of the Program generally or in relation to a particular series or tranche of Notes only; in which event, upon confirmation by such institution of an initial purchaser accession letter (the "AGENT ACCESSION LETTER") in the terms or substantially in the form of EXHIBIT J, such institution shall become a party hereto, subject as provided below, with all the authority, rights, powers, duties and obligations of an Agent as if originally named as an Agent hereunder; provided further that, in the case of an institution which has become an Agent in relation to a particular tranche of Notes, following the issue of the relevant Notes in respect of the relevant tranche, the relevant new Agent shall have no further authority rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of such tranche of Notes. Any Agent that executes a counterpart to this Agreement shall simultaneously execute a counterpart to the Representations and Indemnity Agreement.

SECTION 19. SERIES TRUST.

     The Trust constitutes a trust, organized in series, pursuant to Sections 3804 and 3806(b)(2) of the Delaware Statutory Trust Act; as such, separate and distinct records shall be maintained and the assets of the Trust with respect to each Series Trust shall be held and accounted for separately from the other assets of the Trust and other Series Trusts; the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Series Trust shall be enforceable against the assets of such Series Trust only, and not against the assets of the Trust generally or the assets of any other Series Trust.

SECTION 20. STABILIZATION.

     The Agent(s) may, to the extent permitted by applicable laws, over-allot and effect transactions in any over-the-counter market or otherwise in connection with the distribution of the Notes with a view to supporting the market price of Notes at levels higher than those that might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. In such circumstances, as between the Trust, on one hand, and one or more Agents, on the other hand, such Agent(s) shall act as principal, and any loss resulting from stabilization shall be borne, and any profit arising therefrom and any sum received by such Agent(s) shall be beneficially retained by such Agent(s), as the case may be, for such Agents' own account.

     If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement by and between the Agents and the Trust in accordance with its terms.


                                           Very truly yours,


                                           ALLSTATE LIFE GLOBAL FUNDING


                                           By:
                                               ------------------------
                                           Name:
                                           Title:


CONFIRMED AND ACCEPTED,
 as of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED


By:
    ---------------------------------
        Authorized Signatory


[OTHER AGENTS]

                         INDEX OF EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A - Pricing Terms
Exhibit B - Form of Opinion of General Counsel to the Company
Exhibit C - Form of Opinion of Sidley Austin Brown & Wood LLP, counsel to the
              Agents
Exhibit D - Form of Opinion of Richards Layton & Finger, counsel to the Trust Exhibit E - Form of Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. counsel to the Company
Exhibit F - Form of Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. counsel to the Company
Exhibit G - Form of Opinion of Lord, Bissell & Brook, counsel to the Company Exhibit H - Form of Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. counsel to the Company
Exhibit I - Form of Comfort Letter of Deloitte & Touche, LLP, accountants to the
              Company
Exhibit J - Form of Agent Accession Letter

SCHEDULES

Schedule 1 - List of Agents
Schedule 2 - Commission/Discount Schedule

                                      - i -